UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHOICEONE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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109 East Division
Sparta, Michigan 49345

April 12, 2017

To our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc. to be held at:

Moss Ridge Golf Club
13545 Apple Avenue
Ravenna, Michigan
May 24, 2017

11:00 a.m. Annual Meeting; social period to immediately follow

The purpose of the meeting is to elect directors and to consider the other matters described in this proxy statement.

Please plan to join us for an informal social period immediately following the conclusion of the business portion of the Annual Meeting, which starts at 11:00 a.m. A light lunch and refreshments will be served during the social period. Shareholders holding stock in single ownership form are invited to bring a guest.

Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxy and vote in person if they wish to do so. All shareholders should sign proxies as their names appear on the proxy.

Shareholders of record at the close of business on March 27, 2017 are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately April 12, 2017.

We hope you will join us at the 2017 Annual Meeting. We look forward to seeing you there.

Sincerely, Kelly J. Potes President and Chief Executive Officer

109 East Division
Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, on Wednesday, May 24, 2017, at 11:00 a.m. local time, for the following purposes:

1.	To elect four directors from among the nominees named in this proxy statement.
2.	Advisory approval of the Company’s executive compensation.
3.	Ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year.

We will also transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 27, 2017, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately April 12, 2017.

important NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2017: A complete set of proxy materials relating to our annual meeting and our annual report for the year ended December 31, 2016 are available on the Internet at: www.choiceone.com/proxymaterials.

By Order of the Board of Directors, Mary J. Johnson Secretary

April 12, 2017

It is important that your shares be represented at the meeting. Even if you expect to attend the meeting, PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHOICEONE FINANCIAL SERVICES, INC.
109 East Division
Sparta, Michigan 49345

ANNUAL MEETING OF SHAREHOLDERS
MAY 24, 2017

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of ChoiceOne Financial Services, Inc. that will be held on Wednesday, May 24, 2017, at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, at 11:00 a.m. local time.

This proxy statement and the enclosed proxy are first being mailed to ChoiceOne shareholders on approximately April 12, 2017, in connection with the solicitation of proxies by ChoiceOne’s Board of Directors for use at the annual meeting. In this proxy statement, “we,” “us,” “our,” “ChoiceOne” and the “Company” refer to ChoiceOne Financial Services, Inc. and “you” and “your” refer to ChoiceOne shareholders.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of directors, advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement, and the ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year. Your Board of Directors recommends that you vote FOR each of the nominees discussed in this proxy statement, FOR approval of the compensation of the Company’s named executive officers, and FOR ratification of the selection of auditors.

How to Vote Your Shares

You may vote at the meeting if you were a shareholder of record of ChoiceOne common stock at the close of business on March 27, 2017. You are entitled to one vote per share of ChoiceOne common stock that you own on each matter presented at the annual meeting.

As of March 27, 2017, there were 3,280,896 shares of ChoiceOne common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted “FOR” each nominee named in this proxy statement, “FOR” approval of the compensation of the Company’s named executive officers, and “FOR” ratification of the selection of auditors. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we did not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•

delivering written notice of revocation to the Secretary of ChoiceOne prior to the meeting;

•	by delivering a proxy bearing a later date than the proxy you wish to revoke prior to the meeting; or
•	attending and voting in person at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of ChoiceOne and ChoiceOne Bank (referred to as the “Bank”) will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of ChoiceOne common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. ChoiceOne will pay all expenses related to soliciting proxies.

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Required Vote and Quorum

Election of Directors. A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

Advisory Approval of Executive Compensation. The advisory vote on executive compensation will be approved on an advisory basis if a majority of the shares that are voted on the proposal at the meeting are voted in favor of approval. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on this proposal voted in favor of approval.

Ratification of Independent Auditors. The ratification of the selection of Plante & Moran, PLLC as our independent auditors for the current fiscal year will be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of ratification. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted in favor of this proposal.

Required Vote for Other Matters. We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on the proposal voted in favor of approval.

Quorum. A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. To determine whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter.

Election of Directors

The Board of Directors presently consists of 12 individuals divided into three classes. Each class of directors is equal in number and serves for a three-year term of office. The term of office of one class of directors expires at the annual meeting each year. An individual may not continue to serve on the Board of Directors after he or she becomes 70 years old.

Following recommendation by the Governance and Nominating Committee, the Board of Directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2020:

Keith D. Brophy
K. Timothy Bull
Jack G. Hendon
Dennis C. Nelson

Each proposed nominee currently serves as a director of ChoiceOne. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election – which we do not anticipate – the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named.

ChoiceOne’s Board of Directors and Executive Officers

Biographical information is presented below concerning the nominees for director, current directors whose term of office will continue after the annual meeting and ChoiceOne’s executive officers. The biographical information for each nominee and director includes the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board to determine that the person should continue to serve as a director for the Company. All of the directors of ChoiceOne also serve as directors of the Bank. Except as otherwise indicated, each nominee, current director and executive officer has had the same principal employment for over five years.

Nominees for Election as Directors with Terms Expiring in 2020

Keith D. Brophy (age 54) was appointed a director of ChoiceOne and the Bank in October 2014. Mr. Brophy was named State Director and Chief Executive Officer of the Michigan Small Business Development Center in March 2015. He previously was the Chief Executive Officer of Ideomed, Inc., a health care technology firm, until February 2015, held executive positions with RCM Technologies and Nusoft Solutions, and was co-founder and Chief Executive Officer of technology firm Sagestone Consulting prior to that. Mr. Brophy also serves as a director of Greatland Corporation, the Grand Rapids SmartZone Local Finance Development Authority, Frederick Meijer Gardens and Sculpture Park, and West Michigan Center for Arts and Technology. Mr. Brophy serves on advisory boards for the University of Michigan MTrak Life Sciences Fund and the University of Michigan Monroe-Brown Biomedical Seed Fund, Trivalent, and Now Turn LLC. He is a member and owner in Life Touch 2 LLC, and previously served on other for-profit and non-profit boards in the community, including the advisory board to the State of Michigan Small Business Development Center. Mr. Brophy is qualified for service as a continuing director by virtue of his entrepreneurial, technology, and executive experience.

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K. Timothy Bull (age 69) has been a director of ChoiceOne and the Bank since the merger of ChoiceOne and Valley Ridge Financial Corp. (“Valley Ridge”) in 2006 and, prior to that, was a director of Valley Ridge and Valley Ridge Bank and/or Kent City State Bank since 1993 and was also a director of Valley Ridge and Kent City State Bank from 1988 until 1991. Mr. Bull is President and sole shareholder of Moon Lake Orchards, Inc., a fruit producer. Mr. Bull has over 25 years of experience as a director of a bank or bank holding company. Mr. Bull is qualified for service as a continuing director by virtue of his substantial entrepreneurial, agricultural, and executive experience.

Jack G. Hendon (age 61) is a Certified Public Accountant, Co-Founder, and Partner with H&S Companies, PC, an independently owned accounting and consulting firm. Mr. Hendon is also a partner in HS&C Group LLC, H&S Plaza LLC, H&S Land Company LLC, and Brite Eyes Brewing LLC. Mr. Hendon has been a director of ChoiceOne and the Bank since August 2013. Mr. Hendon is a former director and audit committee chair of Fremont Michigan Insuracorp, which was a Securities and Exchange Commission (“SEC”) reporting company. Mr. Hendon is qualified for service as a continuing director by virtue of his substantial accounting and finance expertise and experience and his experience as a director of an SEC reporting company.

Dennis C. Nelson (age 68) has been a director of ChoiceOne and the Bank since the merger of ChoiceOne and Valley Ridge in 2006 and was a director of Valley Ridge Bank after the consolidation of Kent City State Bank and The Grant State Bank (“Grant”) to form Valley Ridge Bank (the “Consolidation”), a director of Valley Ridge since it merged with Community Bank Corporation (“Community”) on July 1, 1996 (the “Valley Ridge/Community Merger”) and a director of Community and/or Grant, the subsidiary bank of Community, from 1985 until the Valley Ridge/Community Merger and the Consolidation. Dr. Nelson is a practicing doctor of dental surgery, president of Nelson & Nelson DDS, PLC, and owner of NAR Properties. Dr. Nelson is qualified for service as a continuing director by virtue of his more than 30 years of experience as a director of a community bank or bank holding company in West Michigan, as well as the fact that he is a business owner and has substantial experience with and knowledge of finance and accounting.

Your Board of Directors and Governance and Nominating Committee, which consists entirely of independent directors, recommend that you vote FOR the election of all nominees as directors.

Continuing Directors with Terms Expiring in 2019

Frank G. Berris (age 69) is Chief Executive Officer of American Gas & Oil, Inc., an operator of gas stations and convenience stores. Mr. Berris is also a member of the Michigan Petroleum Association/Michigan Association of Convenience Stores. Mr. Berris has been a director of ChoiceOne and the Bank since August 1991. Mr. Berris is qualified for service as a continuing director by virtue of his record of executive leadership, history with the Bank, and familiarity with the markets and customers that we serve.

Raymond A. Lanning (age 50) was appointed a director of ChoiceOne and the Bank in October 2014. Mr. Lanning is the President of NEL Financial, LLC and New Equipment Leasing, Inc., companies that provide and support a wide variety of equipment for lease. Mr. Lanning is also an owner in 2880 Thornhills LLC, 721 Ottawa LLC, Fortieth Street Ventures LLC, I-7 Ionia LLC, Lofts on Michigan LLC, 89 Monroe Investors LLC, Liberty Insurance Agency, Inc, BZ Ventures LLC, Meadowbrook II LLC, and Chiropractic Partners LLC, and former owner of 140 Monroe Properties LLC. Mr. Lanning has been affiliated with the Grand Rapids Chamber of Commerce, Cascade Business Owners Association, Ada Christian School Foundation and Calvin Christian Reformed Church. Mr. Lanning is qualified for service as a continuing director by virtue of his credit expertise and financial and executive experience.

Nels W. Nyblad (age 63) owns Nels Nyblad Family Farm LLC. Mr. Nyblad is also a director of Nyblad Orchards, Inc., Rossroy Enterprises, Nyblad Properties Grand Traverse, LLC, and Nyblad Farms, and former director of Michigan Agricultural Cooperative Marketing Association, Inc. and Cherry Growers Inc. Mr. Nyblad has been a director of ChoiceOne and the Bank since June 2008. Mr. Nyblad is qualified for service as a continuing director by virtue of his substantial business, agricultural, and entrepreneurial experience and experience as a director of several Michigan businesses.

Kelly J. Potes (age 55) has been the Chief Executive Officer of ChoiceOne and the Bank since June 1, 2016 as well as the President and a director of ChoiceOne and the Bank since June 2015. Mr. Potes has served as President of ChoiceOne Insurance Agencies, Inc. since June 2016, and formerly served as Senior Vice President and General Manager of ChoiceOne Insurance Agencies, Inc. from January 2001 until June 2016 and Senior Vice President of the Bank from January 2011 until June 2015. Prior to that, Mr. Potes was President of Kent-Ottawa Financial Advisors, Inc., a financial consulting firm, from 1998 to 2001 and Vice President, Retail Services of the Bank from 1984 to 1998. Mr. Potes has been a director of West Shore Computer Services, Inc., a data processing company in which the Bank owns a 25% interest, since June 2016. He is a director of ChoiceOne Insurance Agencies, Inc., Sparta Downtown Development Authority, Wolverine World Wide YMCA, West Michigan United Methodist Church Board of Pension and Health, and Michigan Community Bankers Service Company. Mr. Potes formerly served as a Trustee of the Sparta Board of Education. Mr. Potes is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne’s markets, competitors, customers, employees, business operations and strategies.

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Continuing Directors with Terms Expiring in 2018

James A. Bosserd (age 67) has been a director of ChoiceOne and the Bank since he was appointed to those boards in April 2001. Mr. Bosserd served as Chief Executive Officer of ChoiceOne and the Bank from April 2001 until his retirement on June 1, 2016, and served as President of ChoiceOne and the Bank from April 2001 to June 2015. Mr. Bosserd was President of ChoiceOne Insurance Agencies, Inc. from April 2001 until June 2016. Prior to joining ChoiceOne and the Bank, Mr. Bosserd was Senior Vice President-Retail Group Manager with Huntington National Bank, a commercial bank, since October 1997 and Senior Vice President-Private Banking Manager with Huntington National Bank since April 1999. Mr. Bosserd also served as President and Chief Executive Officer of FMB State Savings Bank, a commercial bank in Lowell, Michigan, from 1992 through 1997. Mr. Bosserd was a director of West Shore Computer Services, Inc., a data processing company in which the Bank owns a 25% interest, from February 2002 until June 2016. Mr. Bosserd is a director of the United Methodist Finance Authority and Howard Christensen Nature Center. He is a former director of the MACB Service Corporation, Meadowlark Advisory Board, Michigan FFA Foundation, Sparta United Methodist Church Board, Michigan Bankers Association, Sparta Downtown Development Authority, Wolverine World Wide YMCA, and Community Bankers of Michigan (CBM, formerly MACB), and a former member of Sparta United Methodist Church audit committee and CBM’s audit and compensation committees. Mr. Bosserd has over 24 years of experience serving in senior executive positions at West Michigan banks, including service as ChoiceOne’s President for fourteen years and Chief Executive Officer for fifteen years. Mr. Bosserd is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne’s markets, competitors, customers, employees, business operations and strategies.

William F. Cutler, Jr. (age 69) is the former Vice President of the H. H. Cutler Company, an apparel manufacturer. Mr. Cutler joined the H. H. Cutler Company in 1970 and served in various management and executive capacities until January 1994. The H. H. Cutler Company was sold to VF (Vanity Fair) Corporation in January 1994. Mr. Cutler has been a director of ChoiceOne and the Bank since October 1993. Mr. Cutler is a former partner in Reds Associates LLC and former Managing Partner and General Manager of Reds on the River LLC. Mr. Cutler’s qualifications as a director include over two decades of business management experience, including service on the board of ChoiceOne and the Bank for 23 years. Mr. Cutler is qualified for service as a continuing director by virtue of his experience and knowledge with regard to finance and accounting matters.

Paul L. Johnson (age 67) is the owner and retired President of Falcon Resources, Inc. in Belmont, Michigan, a sales, engineering and design firm for the automotive and furniture industries. Mr. Johnson was appointed as Chairman of the Board of Directors of ChoiceOne and the Bank in December 2013, served as Vice Chairman from July 2013 until December 2013, and has been a director of ChoiceOne and the Bank since July 1999. Mr. Johnson has been a director of ChoiceOne Insurance Agencies, Inc. from November 2000 through December 2006. Mr. Johnson is qualified for service as a continuing director by virtue of his extensive business and entrepreneurial experience and skills, including seventeen years of experience as a director of ChoiceOne and the Bank. Mr. Johnson also has significant knowledge of and experience with the markets and customers that we serve.

Roxanne M. Page (age 47) is a Certified Public Accountant and Partner with Beene Garter, LLP, an independently owned accounting and consulting firm. Ms. Page was appointed as Vice Chairman of the Board of Directors of ChoiceOne and the Bank in December 2013 and has been a director of ChoiceOne and the Bank since August 2010. Ms. Page served as a director for the Wolverine World Wide YMCA Advisory Board until 2013. Ms. Page is qualified for service as a continuing director by virtue of her substantial accounting and finance expertise and experience.

Executive Officers who are not Directors

Lee A. Braford (age 56) has been a Senior Vice President since January 2012, a Vice President of the Bank in Business Development since September 2001, and an executive officer since January 2011. He currently serves as Chief Credit Officer. Mr. Braford was also employed by the Bank from 1980 to 1997. Mr. Braford serves on the board of the Sparta Community Foundation and previously served as its chairman.

Sheila R. Clark (age 61) has been a Senior Vice President of the Bank since January 2007, was a Vice President of the Bank since the merger of ChoiceOne and Valley Ridge in 2006 and, prior to that, was a Vice President of Valley Ridge Bank since June 1999. Ms. Clark has been employed by either the Bank or Valley Ridge Bank since July of 1982 serving in various management and executive capacities. Ms. Clark was employed by Sparta State Bank (now the Bank) from Fall 1973 to Spring 1979. Ms. Clark also serves as a director of Sparta Rotary, currently as its Treasurer, and Mid-Michigan Banking Group, previously as its President.

Adom J. Greenland (age 36), a Certified Public Accountant, has been a Senior Vice President of the Bank since November 2015 and a Vice President of the Bank since 2013. Prior to his employment with ChoiceOne, Mr. Greenland was a Senior Manager with PricewaterhouseCoopers, a global accounting and consulting firm.

Bradley A. Henion (age 47) has been a Senior Vice President and Chief Lending Officer of the Bank since November 2015. Prior to his employment with ChoiceOne, Mr. Henion was Market President of First Community Bank, formerly Select Bank, in Grand Rapids, Michigan. Prior to that, he worked with Greenstone Farm Credit Services and Bank of America, formerly LaSalle Bank.

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Mary J. Johnson (age 53) has been a Senior Vice President and Cashier of the Bank since December 2010 and a Vice President of the Bank since September 1998. Prior to that, Ms. Johnson was employed by the Bank in April 1985, serving in various management and executive capacities since April 1993. Ms. Johnson was appointed Secretary of ChoiceOne and the Bank in April 2011 and has been a director of ChoiceOne Insurance Agencies, Inc. since January 2011. Ms. Johnson serves as an officer of Johnson & Johnson Builders, Inc., a construction company. Ms. Johnson also serves as a director of the Sparta Chamber of Commerce.

Thomas L. Lampen (age 61), a Certified Public Accountant, has been a Senior Vice President of the Bank since December 2011, Chief Financial Officer of the Bank since January 1992 and Treasurer of ChoiceOne since April 1987. Mr. Lampen has been the Treasurer of ChoiceOne Insurance Agencies, Inc. since January 1996. Prior to his employment with ChoiceOne, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, shareholders may cast an advisory vote on the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Company has designed its executive compensation programs to attract, motivate, reward and retain senior management talent, and to encourage senior management to manage the Company to achieve our corporate objectives and increase shareholder value through long-term profitable growth. The Personnel and Benefits Committee, which consists entirely of independent directors, oversees the compensation of the Company’s named executive officers. The Personnel and Benefits Committee believes that the Company’s compensation programs are appropriate for the Company taking into account such factors as the size of the Company and the Bank, the market for executive talent in which we compete, and the Company’s short-term and long-term strategic objectives. The Personnel and Benefits Committee believes that the Company’s compensation programs strike an appropriate balance between incentivizing growth while not encouraging excessive risk-taking. For these reasons, we are recommending that our shareholders vote “FOR” the adoption of the following resolution:

RESOLVED, that the shareholders of ChoiceOne Financial Services, Inc. (the “Company”) approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders under the heading entitled “Executive Compensation.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and programs described in this proxy statement.

The vote is not binding on the Company, the Board of Directors or the Personnel and Benefits Committee. However, the Board of Directors and Personnel and Benefits Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of shareholders. The next such vote will occur at the 2018 annual meeting of shareholders.

Your Board of Directors and Personnel and Benefits Committee, which consists entirely of independent directors, recommend that you vote FOR the approval of the compensation of the Company’s named executive officers.

Ratification of the Selection of Independent Registered Public Accounting Firm

ChoiceOne’s Audit and Compliance/CRA Committee (“Audit Committee”) has approved the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm to audit the financial statements of ChoiceOne and its subsidiaries for 2017, and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Audit Committee and the Board of Directors propose and recommend that shareholders ratify the selection of Plante & Moran, PLLC to serve as the Company’s independent auditors for the year ending December 31, 2017. More information concerning the relationship of the Company with its independent auditors appears below under the headings “Audit Committee,” “Independent Registered Public Accounting Firm,” and “Audit Committee Report.”

If the shareholders do not ratify the selection of Plante & Moran, PLLC, the Audit Committee will consider a change in auditors for the next year.

Your Board of Directors and Audit Committee, which consists entirely of independent directors, recommend that you vote FOR ratification of the selection of Plante & Moran, PLLC as our independent auditors for 2017.

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Corporate Governance

Independence

The Board of Directors has determined that the following 10 of its 12 directors are “independent” directors as defined by the rules of the SEC and the Nasdaq Listing Rules:

Frank G. Berris
Keith D. Brophy
K. Timothy Bull
William F. Cutler, Jr.
Jack G. Hendon
Paul L. Johnson
Raymond A. Lanning
Dennis C. Nelson
Nels W. Nyblad
Roxanne M. Page

In making this determination, the Board of Directors considered all ordinary course loan and other business transactions between the directors and ChoiceOne.

Committees of the Board of Directors

The Board of Directors has established the following five standing committees:

•	Audit and Compliance/CRA Committee

•	Executive and Loan Review Committee

•	Governance and Nominating Committee

•	Personnel and Benefits Committee

•	Asset/Liability and Risk Committee

Audit and Compliance/CRA Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees the financial reporting and accounting processes of ChoiceOne. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accounting firm and reviews its fees for audit and non-audit services and the scope and results of audits performed by it. The Audit Committee also reviews ChoiceOne’s internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of the examinations received from regulatory authorities. The Audit Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Audit Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, Roxanne M. Page (Chairperson), Keith D. Brophy, K. Timothy Bull, and Jack G. Hendon serve on the Audit Committee. ChoiceOne has designated Ms. Page as an audit committee financial expert as defined by rules of the SEC. All of the members of the Audit Committee are “independent” directors as defined by the rules of the SEC and Nasdaq Listing Rules. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company, and may retain outside counsel or other experts for this purpose at the expense of the Company. The Audit Committee met five times during 2016.

Executive and Loan Review Committee. The Executive and Loan Review Committee reviews all aspects of the Bank’s loan activity, including new loans of $25,000 or more, problem or other loans identified by examiners, loans 60 days or more past due and non-accrual loans. The Executive and Loan Review Committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities if the Board of Directors so authorizes. As of the date of this proxy statement, William F. Cutler, Jr. (Chairperson), Frank G. Berris, James A. Bosserd, Paul L. Johnson, Raymond A. Lanning and Nels W. Nyblad serve on the Executive and Loan Review Committee. The Executive and Loan Review Committee met fourteen times during 2016.

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Governance and Nominating Committee. The Governance and Nominating Committee administers the process of nominations for directorships and coordinates ChoiceOne’s corporate governance initiatives and policies. The Governance and Nominating Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Governance and Nominating Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, Paul L. Johnson (Chairperson), K. Timothy Bull, William F. Cutler, Jr., and Jack G. Hendon serve on the Governance and Nominating Committee. All of the members of the Governance and Nominating Committee are “independent” directors as defined by Nasdaq Listing Rules. The Governance and Nominating Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees. In appropriate cases, in its discretion, the Governance and Nominating Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company’s shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. The Governance and Nominating Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Governance and Nominating Committee met three times during 2016.

Personnel and Benefits Committee. The Personnel and Benefits Committee performs the functions of a compensation committee. The Personnel and Benefits Committee:

•

Reviews from time to time the personnel policies and programs of ChoiceOne, and submits recommendations to the Board of Directors;

•	Administers the equity plans of ChoiceOne that are approved by the Board of Directors;
•	Reviews the administration of and proposed changes to the retirement and welfare benefit plans of ChoiceOne that are approved by the Board of Directors;
•	Makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
•	Makes any determinations and approvals relating to incentive-based compensation (with the ratification of the Board of Directors) as required to comply with applicable tax laws;
•	While meeting outside of the presence of the Chief Executive Officer, reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those corporate goals and objectives, and determines the compensation of the Chief Executive Officer based on the evaluation for recommendation to the Board of Directors; and
•	While meeting outside of the presence of the Chief Executive Officer, determines the long-term incentive component of the compensation of the Chief Executive Officer, taking into consideration ChoiceOne’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to ChoiceOne’s Chief Executive Officer in past years.

The Personnel and Benefits Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Personnel and Benefits Committee charter can be found in the Investor Relations Section of ChoiceOne’s website at www.choiceone.com. All of the members of the Personnel and Benefits Committee are “independent” directors as defined by the rules of the SEC and the Nasdaq Listing Rules. As of the date of this proxy statement Jack G. Hendon (Chairperson), Dennis C. Nelson, Nels W. Nyblad, and Roxanne M. Page serve on the Personnel and Benefits Committee. Kelly J. Potes attends meetings but is not a member of this committee. The Personnel and Benefits Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees. In appropriate cases, in its discretion, the Personnel and Benefits Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company’s shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. The Personnel and Benefits Committee may delegate to the Chief Executive Officer authority to recommend the amount or form of compensation paid to other executive officers and associates subordinate to the Chief Executive Officer, subject to approval by the committee and such limitations and reporting responsibilities as the committee in its discretion shall require. The Personnel and Benefits Committee will not delegate to executive officers its authority to approve awards of stock options or other stock compensation. The Personnel and Benefits Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Personnel and Benefits Committee met six times during 2016.

Asset/Liability and Risk Committee. The Asset/Liability and Risk Committee oversees and assesses the adequacy of the Company’s management of key risks including credit risk, asset/liability risk, liquidity risk, and operational risk. The committee is also responsible for monitoring the Company’s risk management profile and obtaining reasonable assurance of adherence to the Company’s risk management policies. The committee reviews and approves the Company’s policies, plans and programs relating to risk management, and monitors the effectiveness of the Company’s risk management programs. The Asset/Liability and Risk Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Asset/Liability and Risk Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, K. Timothy Bull (Chairman), James A. Bosserd, Raymond A. Lanning, Dennis C. Nelson, and Roxanne M. Page serve on the Asset/Liability and Risk Committee. The Asset/Liability and Risk Committee may delegate responsibility for the assessment of certain risks to various committees of management or the Board of Directors, which shall report and make recommendations to the committee concerning specific areas of risk. The Asset/Liability and Risk Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Asset/Liability and Risk Committee met four times during 2016.

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Board Leadership Structure and Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of shareholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We believe that this leadership structure is preferred by a significant number of the Company’s shareholders.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through the Asset/Liability and Risk Committee and the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Nominations of Directors

The Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. The Governance and Nominating Committee will ultimately determine whether a recommendation will result in a nomination. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers various factors and believes that each candidate should:

•

be chosen without regard to sex, race, religion or national origin;

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;
•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	possess substantial and significant experience that would be of particular importance to ChoiceOne in the performance of the duties of a director;
•	have sufficient time available to devote to the affairs of ChoiceOne in order to carry out the responsibilities of a director; and
•	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

A shareholder may nominate a candidate for director in accordance with ChoiceOne’s Restated Articles of Incorporation. A shareholder nominating a director must send a written notice to the Secretary of ChoiceOne that sets forth with respect to each proposed nominee:

•

the name, age, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;
•	the number of shares of common stock of ChoiceOne that the nominee beneficially owns;
•	a statement that the nominee is willing to be nominated and to serve; and
•	such other information concerning the nominee as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee.

You must send this notice to the Secretary not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Anti-Hedging Policy

Our anti-hedging policy aligns the interests of our directors and executive officers with our shareholders. The policy prohibits our directors and executive officers from purchasing any instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of ChoiceOne’s common stock, including short-selling, equity swaps, collars, exchange funds, put or call options, or prepaid variable forward contracts.

Board Meetings and Attendance

During 2016, the ChoiceOne Board of Directors held twelve regular meetings and no special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the periods that they served.

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Annual Meeting Attendance

ChoiceOne expects all of its directors to attend its annual meeting of shareholders. All directors attended the 2016 annual meeting.

Communicating with the Board of Directors

Shareholders and interested parties may communicate with members of ChoiceOne’s Board of Directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Mary J. Johnson, Secretary, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345. All correspondence will be forwarded directly to the applicable members of the Board of Directors.

Ownership of ChoiceOne Common Stock

Ownership of ChoiceOne Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of ChoiceOne common stock held as of December 31, 2016, by each of ChoiceOne’s directors and nominees for director, each of the named executive officers and all of ChoiceOne’s directors, nominees for director and executive officers as a group:

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power(2)	Shares Underlying Unexercised Options	Total Beneficial Ownership(3)	Percent of Class
Frank G. Berris	56,284	3,932		60,216	1.8%
James A. Bosserd	8,056	13,660	8,000	29,716	*
Keith D. Brophy	2,700	1,031		3,731	*
K. Timothy Bull	64,575	4,102		68,677	2.1%
William F. Cutler, Jr.		62,190		62,190	1.9%
Jack G. Hendon	7,098	1,842		8,663	*
Paul L. Johnson	4,331	45,895		50,226	1.5%
Raymond A. Lanning	28,043	700		28,743	*
Dennis C. Nelson	5,202			5,202	*
Nels W. Nyblad	13,896	15,752		29,648	*
Roxanne M. Page	1,055	1,745		2,800	*
Kelly J. Potes	2,891	12,461	9,000	24,352	*
Bradley A. Henion			2,000	2,000	*
Lee A. Braford	126	2,045	2,000	4,171	*

All directors, nominees for director and executive officers as a group	202,186	224,334	30,000	456,520	13.9%

___________

*

Less than 1%.

(1)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person.
(2)	These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, certain relatives and minor children over whom the listed person may have influence by reason of relationship.
(3)	Total beneficial ownership includes 24,493 shares of ChoiceOne common stock held by the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan in the accounts of employees, of which executive officers of ChoiceOne are administrators. Of the 24,493 shares of ChoiceOne common stock in this plan, the directors and executive officers have included 8,112 shares in this table as beneficially owned with sole voting and dispositive power. The remaining 16,381 shares are reported as beneficially owned with shared voting or dispositive power and the officers and directors disclaim beneficial ownership of such shares.

Five Percent Shareholders

No person or group is known to ChoiceOne to be a beneficial owner of 5% or more of ChoiceOne’s outstanding shares of common stock as of December 31, 2016.

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Executive Compensation

Summary of Executive Compensation

The following table shows certain information concerning the compensation earned by each person who served as the Chief Executive Officer during the fiscal year ended December 31, 2016 and each of ChoiceOne’s two most highly compensated executive officers other than the persons who served as Chief Executive Officer who were serving as executive officers as of the fiscal year ended December 31, 2016 (together, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)(2)		Stock Awards (3)		Option Awards (4)		Non-equity Incentive Plan Compensation (5)		All Other Compensation		Total
James A. Bosserd Chief Executive Officer of ChoiceOne and Bank(6)	2016 2015	$ $	175,435 295,900	$ $	14,220 13,800	$ $	0 28,320	$ $	30,000 35,000	$ $	9,225 18,198	$ $	228,880 391,218
Kelly J. Potes President and Chief Executive Officer of ChoiceOne and Bank(7)	2016 2015	$ $	231,439 198,503	$ $	14,220 13,800	$ $	0 28,320	$ $	20,000 10,700	$ $	15,424 10,420	$ $	281,083 261,743
Bradley A. Henion Vice President of ChoiceOne and Senior Vice President of Bank	2016		$150,000		$14,220		$0		$0		$2,520		$166,740
Lee A. Braford Senior Vice President of Bank	2016		$127,250		$14,220		$0		$8,700		$5,105		$155,275

___________

(1)	The amount reported includes (a) directors’ fees paid to Mr. Bosserd totaling $21,825 in 2016 and $20,900 in 2015, and (b) directors’ fees paid to Mr. Potes totaling $19,500 in 2016 and $11,483 in 2015.

(2)	Includes salary deferred under the ChoiceOne Bank 401(k) and Employee Stock Ownership Plan.

(3)	The values of all stock awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company’s 2016 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Stock awards consist of awards of restricted stock units granted on April 15, 2016, which will vest in equal installments over three years on the grant date anniversary. Any restricted stock units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.

(4)	The fair values of all option awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company’s 2016 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. No option awards were granted in 2016. Option awards granted in 2015 consist of awards of non-qualified stock options granted on December 16, 2015, of which 25% were immediately vested and exercisable with the remaining 75% to vest in equal installments over three years on the grant date anniversary. Grantee’s right to exercise options once vested will expire at the earlier of the expiration date or in accordance with the plan’s provisions for death or employment termination. A grantee of stock option awards shall have no rights as a shareholder of the Company until exercise of the option and payment, issuance, and delivery of such shares has occurred. The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation method.

(5)	Reflects the dollar value of non-equity incentive plan compensation earned during 2016.

(6)	Mr. Bosserd retired as Chief Executive Officer of ChoiceOne and the Bank effective as of June 1, 2016.

(7)	Mr. Potes was appointed as Chief Executive Officer of ChoiceOne and the Bank effective as of June 1, 2016.

Change in Control Agreement

On May 13, 2016, ChoiceOne entered into a Change in Control Agreement (the “Change in Control Agreement”) with Mr. Potes, the President and Chief Executive Officer of ChoiceOne. Pursuant to the Change in Control Agreement, Mr. Potes will receive severance benefits if, during term of the Change in Control Agreement and either following a Change in Control or during an Active Change in Control Proposal Period (each as defined in the Change in Control Agreement), Mr. Potes is terminated by ChoiceOne without cause or terminates his employment for good reason (as “cause” and “good reason” are defined in the Change in Control Agreement). The Personnel and Benefits Committee believes the “double trigger” of requiring both a change in control and termination of employment provides an appropriate balance of protection for both ChoiceOne and Mr. Potes.

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Mr. Potes will receive a lump-sum payment equal to three times his annual base salary and compensation for health benefit continuation and an automobile allowance through the end of the term of the Change in Control Agreement. All unvested equity awards granted to Mr. Potes will automatically vest upon a Change in Control. The Change in Control Agreement includes a Section 280G cap that limits payments under the agreement as necessary to avoid tax penalties under Section 280G of the Internal Revenue Code.

Receipt of Mr. Potes’ severance benefits is conditioned on obtaining a release and resignation from all of Mr. Potes’ positions with ChoiceOne and the Bank. Additionally, the Change in Control Agreement includes non-competition provisions prohibiting Mr. Potes from soliciting ChoiceOne’s customers and employees for a period of eighteen months after termination of Mr. Potes’ employment.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, which is filed as Exhibit 10.1 to ChoiceOne’s Form 10-Q for the quarter ended March 31, 2016.

401(k) Plan and Employee Stock Ownership Plan

The ChoiceOne Bank 401(k) and Employee Stock Ownership Plan are qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”).

The purpose of the 401(k) plan is to permit Bank employees, including the named executive officers, to save for retirement on a pre-tax basis. In addition to an employee’s pre-tax contributions, the Bank may contribute discretionary matching or profit-sharing payments to the 401(k) plan. If the Bank contributes any matching contributions, those contributions are immediately vested. If the Bank contributes profit-sharing payments to the 401(k) plan, those contributions will become fully vested after six years of a participant’s vesting service. The Bank has generally made a contribution to the 401(k) plan each year. A discretionary match was made for 2016.

The Employee Stock Ownership Plan provisions provide that the 401(k) plan, in part, is designed to invest primarily in stock of ChoiceOne.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each named executive officer as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Units of Stock that have Not Vested(2)	Market Value of Units of Stock that have Not Vested
James A. Bosserd(3)	8,000	0	$23.30	6/01/19	0	0
Kelly J. Potes	1,000 4,000	4,000	$13.50 23.30	1/23/18 12/15/25	167 400 600	$3,966 9,500 14,250
Bradley A. Henion	1,000	1,000	$23.30	12/15/25	600	$14,250
Lee A. Braford	1,000	1,000	$23.30	12/15/25	167 400 600	$3,966 9,500 14,250

___________

(1)	As of December 31, 2016, all of the incentive stock options granted to the named executive officers were vested and exercisable. The exercisable non-qualified stock options held by the named executive officers as of December 31, 2016 were granted on December 16, 2015, and were 25% immediately vested and exercisable with the remaining 75% to vest in equal installments over three years on the grant date anniversary. Grantee’s right to exercise options once vested will expire at the earlier of the expiration date or in accordance with the plan’s provisions for death or employment termination. A grantee of stock option awards shall have no rights as a shareholder of the Company until exercise of the option and payment, issuance, and delivery of such shares has occurred.
(2)	Consists of restricted stock units granted on August 1, 2014, April 15, 2015 and April 15, 2016, respectively, which will vest in equal installments over three years on the grant date anniversary. Any restricted stock units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.
(3)	Upon Mr. Bosserd’s retirement on June 1, 2016, all unvested options and stock units held by Mr. Bosserd immediately vested in full.

Director Compensation

The following table provides information concerning the compensation of directors for ChoiceOne’s last completed fiscal year.

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DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Frank G. Berris	21,450	0	21,450
James A. Bosserd	21,825	0	21,825
Keith D. Brophy(1)	22,125	0	22,125
K. Timothy Bull	22,500	0	22,500
William F. Cutler, Jr.(1)	23,625	0	23,625
Jack G. Hendon(1)	25,042	0	25,042
Paul L. Johnson	30,633	0	30,633
Raymond A. Lanning(1)	23,325	0	23,325
Dennis C. Nelson	23,850	0	23,850
Nels W. Nyblad(1)	25,275	0	25,275
Roxanne M. Page	26,233	0	26,233
Kelly J. Potes(1)	19,500	0	19,500

___________

(1)	Directors may elect to defer fees otherwise payable in cash and instead receive payment in the form of ChoiceOne common stock pursuant to the Directors Stock Purchase Plan described in the narrative below. For 2016, Messrs. Cutler, Lanning, Nyblad, and Potes each elected to receive 100% of their fees in the form of ChoiceOne stock. Messrs. Brophy and Hendon each received 50% of their fees in the form of ChoiceOne stock.

During 2016, ChoiceOne compensated its directors with a retainer of $2,600 for the President, CEO, and Chairperson, and $2,000 for each other director. ChoiceOne directors did not receive per-meeting compensation for participation in Board of Directors meetings.

From January 2016 to August 2016, the Bank compensated its directors with an annual retainer of $6,000 for the President and CEO, $7,000 for the Audit Committee Chairperson, $7,500 for the Chairperson, and $6,000 for each other director. The annual retainer paid to directors in 2016 was prorated to reflect the portion of the year for which such retainer was in effect. Bank directors received compensation at the rate of $900 per meeting when attended in person or $675 per meeting when attended via phone participation up to a maximum 3 times per year. In addition, Bank directors who were not employees of ChoiceOne or the Bank received compensation for meetings of any committee of the Board of Directors of the Bank on which they served at a rate of $300 per meeting when attended in person or $225 per meeting when attended via phone participation, except that interim loan committee meetings were compensated at a rate of $150 per meeting and training sessions were compensated at the standard committee fee rate of $300.

Effective September 2016, the Bank modified its annual retainer for directors as follows: $6,000 for the President and CEO, $7,500 for the Audit Committee Chairperson, $13,400 for the Chairperson, $7,000 for the Personnel Committee Chairperson, and $6,000 for each other director. The annual retainer paid to directors in 2016 was prorated to reflect the portion of the year for which such modified retainer was in effect. Bank directors received compensation at the rate of $1,000 per meeting when attended in person or via phone participation. In addition, Bank directors who were not employees of ChoiceOne or the Bank received compensation for meetings of any committee of the Board of Directors of the Bank on which they served, including interim loan committee meetings and training sessions, at a rate of $375 per meeting when attended in person or via phone participation.

Under ChoiceOne’s Directors’ Stock Purchase Plan, a director may elect to receive payment of 25%, 50%, 75% or 100% of his or her director fees in the form of ChoiceOne common stock. On each quarterly payment date, a director participating in this plan receives a number of shares of ChoiceOne common stock (rounded to the nearest whole share) determined by dividing the dollar amount of fees payable that the director has elected to receive as ChoiceOne common stock by the market value of ChoiceOne common stock determined by a poll of ChoiceOne’s market makers on the last day of the month preceding the quarterly payment date.

Potential Payments Upon Termination or Change in Control

Pursuant to the Change in Control Agreement between ChoiceOne and Mr. Potes, Mr. Potes may be entitled to certain severance benefits following a change in control, as described above under the heading “Change in Control Agreement,” which description is here incorporated by reference.

ChoiceOne has granted certain equity awards pursuant to the Stock Incentive Plan of 2012 that are subject to accelerated full vesting upon a change in control of ChoiceOne.

The following table summarizes the potential payments and benefits payable to each of ChoiceOne’s named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the termination of employment took place on December 31, 2016.

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Triggering Event and Payments/Benefits	James A. Bosserd	Lee A. Braford	Bradley A. Henion	Kelly J. Potes
Change in Control(1)(2)	$0	$28,166	$14,700	$657,800
Death(3)(4)	$0	$138,640	$153,167	$231,640
Disability or Retirement(4)	$0	$11,640	$3,167	$11,640

___________

(1)	Pursuant to Mr. Potes’ Change in Control Agreement, Mr. Potes will receive severance benefits if, during term of the Agreement and either following a Change in Control or during an Active Change in Control Proposal Period (each as defined in the Change in Control Agreement), Mr. Potes is terminated by ChoiceOne without cause or terminates his employment for good reason (as “cause” and “good reason” are defined in the Change in Control Agreement). The payments to Mr. Potes under his Change in Control Agreement after a change in control are limited by Section 280G of the Code. The amount shown in the table for Mr. Potes reflects this limitation.
(2)	In accordance with the Stock Incentive Plan of 2012, all outstanding unvested equity awards and stock options shall become immediately fully vested upon a change in control. The amount shown includes the value of accelerated vesting of restricted stock units and stock options.
(3)	The Bank obtained bank-owned life insurance on key executives and, if the executive dies while still working for the Bank, the estate will receive one full year of compensation.
(4)	In accordance with the Stock Incentive Plan of 2012, restrictions on all outstanding unvested restricted stock units will be removed on a pro rata basis equal to the total number of such awards multiplied by the number of full months elapsed since grant date divided by the total number of full months in the respective restricted period upon death, disability, or retirement.

Audit Committee Report

The Audit and Compliance/CRA Committee (“Audit Committee”) reviews and supervises ChoiceOne’s procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. ChoiceOne’s management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its supervisory duties, the Audit Committee has reviewed ChoiceOne’s audited financial statements for the year ended December 31, 2016 included in the 2016 Annual Report to Shareholders and has discussed those financial statements with ChoiceOne’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee has also reviewed with ChoiceOne’s independent auditors – who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles – the judgments of the independent auditors concerning the quality, not just the acceptability, of the accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with them their independence from ChoiceOne’s management and ChoiceOne, and has considered the compatibility of nonaudit services with their independence.

After and in reliance on the reviews and discussions described above, the Audit Committee recommended to ChoiceOne’s Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in ChoiceOne’s Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

Roxanne M. Page (Chair)

Keith D. Brophy

K. Timothy Bull

Jack Hendon

Related Matters

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of ChoiceOne and persons who beneficially own more than 10% of the outstanding shares of its common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the SEC. SEC regulations require such persons to furnish ChoiceOne with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2016 through December 31, 2016, except that one report on Form 4 reporting two untimely-reported transactions was filed for Mr. Berris, and one report on Form 4 reporting one untimely-reported transaction was filed for each of Mr. Brophy, Mr. Cutler, Mr. Hendon, Mr. Lanning, Mr. Nyblad, and Mr. Potes.

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Transactions with Related Persons

Directors, nominees for director and executive officers of ChoiceOne and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 2016 and December 31, 2016. We anticipate that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. None of these loan relationships presently in effect were in default as of the date of this proxy statement.

Frank G. Berris, a director of ChoiceOne and the Bank, owns all of the equity interest of JFB Real Estate, LLC (“JFB”). In 2004, the Bank entered into a lease with JFB for the portion of a building housing the Bank’s Appletree Branch for a period of three years, with options to extend the lease for five additional three-year terms. The Bank exercised its option to extend the lease in 2007, 2010, 2013, and 2016. The current term of the lease will expire on September 30, 2019 unless the Bank exercises its option to extend. The Bank is obligated to make lease payments of $156,240 in the aggregate for the period beginning on October 1, 2016 and ending on September 30, 2019.

The Audit Committee is responsible for the review and approval of any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K).

Independent Registered Public Accounting Firm

Plante & Moran, PLLC (“Plante Moran”), has been selected to serve as ChoiceOne’s independent auditors for 2017. Plante Moran also served as ChoiceOne’s independent auditors for 2016.

Representatives of Plante Moran are not expected to attend the annual meeting. If a representative of Plante Moran attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be expected to be available to respond to appropriate questions. In accordance with SEC rules, ChoiceOne’s Audit Committee has adopted a Pre-Approval Policy. Under the Pre-Approval Policy, all audit and non-audit services need to be pre-approved by the Audit Committee.

The Pre-Approval Policy permits the Audit Committee to delegate to one or more of its members pre-approval decisions. The member or members to whom such authority is delegated shall report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has identified certain services that do not impair the independence of the independent auditors and granted general pre-approval for those services. All services that do not have general pre-approval must be specifically pre-approved by the Audit Committee. The Audit Committee will periodically set pre-approval fee levels for all services to be provided by the independent auditors. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

The Pre-Approval Policy requires the independent auditors to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding specific services to be provided.

Requests or applications to provide services that require separate pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Executive Officer or Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All fees paid to Plante Moran for services performed in 2016 and 2015 were pre-approved pursuant to this policy.

Audit Fees. ChoiceOne paid to Plante Moran $105,400 during 2016 (including $6,000 paid in 2016 for services provided in 2015) and $99,400 during 2015 for the audit of ChoiceOne’s annual financial statements and review of financial statements included in ChoiceOne’s quarterly reports on Form 10-Q, or services that are normally provided by the auditors in connection with statutory and regulatory filings.

Audit-Related Fees. ChoiceOne paid to Plante Moran $5,000 during 2016 and $5,000 during 2015 for assurance and related services that were reasonably related to the performance of the audit or review of ChoiceOne’s financial statements and are not reported under “Audit Fees” above. Services included a HUD FHA audit.

Tax Fees. ChoiceOne paid to Plante Moran $12,950 during 2016 and $12,750 during 2015 for tax compliance, tax advice and tax planning. Tax services included preparing ChoiceOne’s federal and state tax returns and in 2014 fees for services performed related to the dissolution of West Shore Computer Services, a data processing center in which ChoiceOne Bank is a 25% owner.

All Other Fees. ChoiceOne paid to Plante Moran $870 in 2016 for consultation regarding depreciation and equity awards. ChoiceOne did not pay Plante Moran any other fees in 2015.

14

Shareholder Proposals

If you would like a proposal to be presented at the 2018 annual meeting of shareholders and if you would like your proposal to be considered for inclusion in ChoiceOne’s proxy statement and form of proxy relating to that meeting, you must submit the proposal to ChoiceOne in accordance with Securities and Exchange Commission Rule 14a-8. ChoiceOne must receive your proposal by December 13, 2017 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2018 annual meeting of shareholders must be submitted in accordance with ChoiceOne’s Bylaws and must be received by ChoiceOne by December 13, 2017.

Form 10-K Report Available

ChoiceOne’s Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345.

15

CHOICEONE FINANCIAL SERVICES, INC. P.O. BOX 186 SPARTA, MI 49345-0186

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. If you hold shares in the 401K Plan, please submit your vote by 11:59 P.M. on May 22, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. If you hold shares in the 401K Plan, please submit your vote by 11:59 P.M. on May 22, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			All	All	Except
			☐	☐	☐
1.	Election of Directors

Nominees

01 Keith D. Brophy 02 K. Timothy Bull 03 Jack G. Hendon 04 Dennis C. Nelson

The Board of Directors recommends you vote FOR proposals 2. and 3.							For	Against	Abstain

2.	Advisory approval of the Company’s executive compensation (the say-on-pay vote).						☐	☐	☐

3.	Ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Attendance Card are available at www.proxyvote.com

CHOICEONE FINANCIAL SERVICES, INC. Annual Meeting of Shareholders May 24, 2017 11:00 AM This proxy is solicited by the Board of Directors

The shareholder hereby appoints Mary J. Johnson, Paul L. Johnson, and Roxanne M. Page, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHOICEONE FINANCIAL SERVICES, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on May 24, 2017, at the Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all Director Nominees and FOR Proposals 2 and 3 and in their discretion on any other matters that may come before or that are incident to the conduct of the meeting, including any vote to adjourn the meeting.

Continued and to be signed on reverse side

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